EXHIBIT 10.18

                         NATIONAL COMPUTER SYSTEMS, INC
                            MANAGEMENT INCENTIVE PLAN
                                      1999


It is NCS' intent to compensate its senior management employees in a manner which permits the Corporation to attract, retain, and motivate outstanding people.

The NCS Management Incentive Plan (MIP) is designed to reward key senior managers for achieving specific annual NCS financial goals and for individual performance in accomplishing these goals. It aligns the interests of NCS senior management with NCS business and financial plans.

PLAN ELIGIBILITY

Participation in the plan is determined by position. Eligible positions and target incentive amounts are determined each year and may change from year to year. Participants must be full-time NCS employees. Eligibility is limited and includes those positions which significantly impact financial results. The eligible positions and participants will be reviewed and approved annually by the CEO.

Positions and participants in the plan will be selected from the following:
o        CEO
o        Corporate staff officers
o NCS Business presidents, senior vice presidents and, on a selected basis, their management reports
o        Selected other vice presidents
o        Selected key employees

Any position or participant exceptions, exclusions, and inclusions to the above must be documented and approved by the CEO.

TARGET INCENTIVE OPPORTUNITY

Each approved position will be eligible for a specific target incentive award. This target incentive opportunity will be a percentage of the May 31, 1999 annual base salary for the participant. The target incentive is tied directly to corporate or a participant's business unit financial performance (revenue and contribution or EPS) and an overall evaluation of each individual's performance. Potential earned payouts range from 0% at threshold minimum, 100% at target performance, up to a pre-defined overachievement percentage for each participant at maximum.

INCENTIVE COMPONENTS

The potential target incentive opportunity will be based on achievement of financial goals and the overall evaluation of the participant's performance during the fiscal year. The overall evaluation will include performance against defined individual objectives and a subjective evaluation of performance relative to the following criteria:

     1.   What have you done to improve shareholder value?
     2. How have you improved customer satisfaction and NCS' ability to serve the customer?
     3. What have you done to improve the quality/predictability of your business?
     4.   What have you done to develop your organization?
     5. How have you demonstrated personal leadership and corporate-wide perspectives/orientation?

DETERMINATION OF AWARDS

Generally speaking, actual financial results will not include extraordinary gains or losses. In any such matters, including acquisitions, the CEO will make the appropriate approval decisions.

PAYOUTS AND PRO-RATA AMOUNTS

Earned award payouts will be made no later than April 15 following the end of the fiscal plan year. Any participant must be a full-time employee and be actively employed by NCS on the last day of the fiscal year to be eligible to receive a payout. In coming into or out of an MIP eligible position, participants will be given pro-rata earned award payouts based on the length of time in such position, however, participants must be in the plan at least three
(3) full months during the fiscal year to be eligible to receive any pro-rata award. Pro-rata payouts will be subject to review and approval by the CEO.

DISABILITY, DEATH, OR SPECIAL CIRCUMSTANCES

In the case of disability, death, or other special circumstances impacting a plan participant, the CEO may approve pro-rata award payouts.

PLAN EXCEPTIONS AND ADMINISTRATION

The CEO must approve exceptions and/or modifications to the plan. Exceptions and/or modifications to the plan must be in writing. All decisions made are final.

DISCLAIMER

Participation in this plan is not to be considered as an employment contract or agreement by the participant.